UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2005

Radnor Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-19495	23-2674715
(Commission File Number)	(IRS Employer Identification No.)

Radnor Financial Center, Suite A300
150 Radnor Chester Road, Radnor, Pennsylvania	19087-5292
(Address of Principal Executive Offices)	(Zip Code)

(610) 341-9600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

2005 Omnibus Equity Compensation Plan

On October 7, 2005 (the “Effective Date”), the stockholders of Radnor Holdings Corporation (the “Company”), upon the approval and recommendation of the Board of Directors of the Company, approved the Radnor Holdings Corporation 2005 Omnibus Equity Compensation Plan (the “2005 Plan”). The 2005 Plan is administered by the Company’s Board of Directors or a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”). The Committee has the exclusive authority to administer the Plan, including the power to determine eligibility to receive grants, the number of shares of the Company’s common stock subject to the grants, the price and timing of grants and the acceleration or waiver of any vesting, and performance or forfeiture restriction. Grants to the Company’s non-employee directors may only be made by the Company’s Board of Directors.

The 2005 Plan includes the following terms:

Participants. Any of the Company’s employees, non-employee directors, consultants and advisors, as determined by the Committee may be selected to participate in the 2005 Plan. The Company may award these individuals with one or more of the following: incentive stock options and nonqualified stock options, stock units, stock awards, dividend equivalents, and other stock-based awards.

Stock Options. Stock options for the Company’s common stock may be granted under the 2005 Plan, including incentive stock options, as defined under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options. The option exercise price of all stock options granted under the 2005 Plan will not be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant. Incentive stock options may only be granted to employees. If an incentive stock option is granted to an employee who is a 10% stockholder, additional requirements will apply to the option.

Upon the exercise of a stock option, the purchase price is generally payable (1) in cash, (2) in certain circumstances as permitted by the Committee, by tendering previously acquired shares of the Company’s common stock with a fair market value at the time of exercise equal to the exercise price or by attestation to ownership of shares with a fair market value at the time of exercise equal to the exercise price, (3) by payment through a broker in accordance with procedures established by the Federal Reserve Board in accordance with applicable law, or (4) by any other means that the Committee may approve.

Stock Units. Stock units will represent the right of the recipient to receive shares of the Company’s common stock or an amount based on the value of a share of the Company’s common stock if specified conditions established by the Committee are met. All stock units will be credited to bookkeeping accounts established by the Company for purposes of the 2005 Plan. Stock units will become payable if specified performance goals or other conditions are met and the Committee will determine the applicable terms and conditions for stock units. Stock units may be paid at the end of a specified performance period or other period, or deferred to a date authorized by the Committee. If the criteria for the stock units are met, stock units will be paid in cash, shares of the Company’s common stock, or a combination of the two.

Stock Awards. A stock award will be an award of the Company’s common stock that may be issued for consideration or no consideration and may be subject to restrictions on transferability and other restrictions as the Committee determines in its sole discretion on the date of grant. Restrictions may be based on continuing employment or achieving performance goals. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee. The Committee shall determine to what extent participants holding shares of restricted stock will have voting and dividend rights with respect to such shares during the period of restriction. The Committee shall also determine under what circumstances a participant may retain an unvested stock award after termination of the participant’s employment or service.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with any grant under the 2005 Plan. Dividend equivalents entitle the recipient to receive amounts equal to ordinary dividends that would be paid, during the time the underlying grant is outstanding and unexercised or unvested, on the shares of the Company’s common stock covered by the grant as if the shares were then outstanding. The Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of the Company’s common stock or in a combination of the two. The Committee will determine whether they will be conditioned upon the exercise, vesting or payment of the grant to which they relate and the other terms and conditions of such grant. After an initial public offering (defined as the initial registration of common stock under Section 12(g) of the Exchange Act) (the “Public Offering”), the maximum amount of dividend equivalents that may be credited to a participant’s account in a calendar year is $250,000.

Other Stock-Based Awards. The Committee may grant other types of stock-based awards under the 2005 Plan. Such awards will be based on, measured by or be payable in shares of the Company’s common stock. The Committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of the Company’s common stock or a combination of the two.

Qualified Performance-Based Compensation. The 2005 Plan will permit the Committee to impose and specify specific performance goals that must be met with respect to grants of stock awards, stock units, dividend equivalents and other stock-based awards that are intended to meet the exception for qualified performance-based compensation under section 162(m) of the Code. Prior to or soon after the beginning of the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met and any other conditions. Forfeiture of all or part of any grant will occur if the performance goals are not met, as determined by the Committee.

The performance goals will be determined by the Committee and be based on one or more objective criteria, including pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholders’ returns, gross or net profit margin, earnings per share, price per share, market share or certain strategic business criteria.

Shares Reserved for Issuance. Subject to certain adjustments described more fully in the 2005 Plan, the aggregate number of shares of common stock of the Company that may be issued under the 2005 Plan is 1,651 shares plus:

as of the first trading day following the effective date of the Public Offering, there shall be automatically added to the number of authorized shares an additional positive number equal to the lesser of 15% of the shares of common stock sold in the Public Offering or 537 shares, plus as of the first trading day in January each year during the term of the 2005 Plan beginning January, 2006, there shall be automatically added to the number of authorized shares an additional positive number equal to the lesser of 2.5% of the shares of common stock outstanding on the last trading day of the immediately preceding December, or 311 shares.

The prior plan, entitled the Radnor Holdings Corporation Equity Incentive Plan, was merged into the 2005 Plan as of the Effective Date. The maximum number of authorized shares includes all grants issued under the prior plan. Outstanding grants under the prior plan will continue in effect according to their terms as of the Effective Date subject to such amendments consistent with the prior plan as the Committee may determine.

After the Public Offering, the maximum number of shares of common stock that may be subject to grants made under the 2005 Plan to any individual during any calendar year is 165 subject to certain adjustments described below. After the Public Offering, to the extent that grants made under the 2005 Plan are expressed in dollar amounts, the maximum amount payable to any individual during any calendar year is $4,000,000.

In connection with stock splits, reverse stock splits, stock dividends, recapitalizations and certain other events affecting the Company’s common stock, the Committee may make adjustments it deems appropriate in the maximum number of shares of the Company’s common stock reserved for issuance as grants, the maximum number of shares of the Company’s common stock that any individual participating in the 2005 Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the 2005 Plan, and the price per share or market value of any outstanding grants.

If any stock options granted under the 2005 Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any stock awards, stock units, dividend equivalents or other stock-based awards are forfeited, the shares subject to such grants will again be available for purposes of the 2005 Plan. In addition, if any shares of the Company’s common stock are surrendered in payment of the exercise price of a stock option, those shares will again be available for grants under the 2005 Plan, and if any grants are paid or settled in cash, and not in shares of the Company’s common stock, any shares of the Company’s common stock subject to such grants will also be available for future grants.

Change of Control. If the Company experiences a change of control, unless the Committee determines otherwise, all outstanding options will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, all stock units will become payable in cash or in shares of the Company’s common stock in an amount not less than their target value, as determined by the Committee, and dividend equivalents and other stock-based awards will become payable in full, in cash, in amounts determined by the Committee. If the Company is not the surviving corporation (or survive only as a subsidiary of another corporation) in a change of control, all outstanding stock options not exercised will be assumed or replaced with comparable options by the surviving corporation and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

The Committee may also provide that: (i) participants will be required to surrender their outstanding stock options in exchange for a payment, in cash or shares of the Company’s common stock,

equal to the difference between the exercise price and the fair market value of the underlying shares of common stock; (ii) after participants have the opportunity to exercise their stock options, any unexercised stock options will be terminated on the date determined by the Committee; and (iii) with respect to participants holding stock units, dividend equivalents or other stock-based awards, the Committee may determine that such participants will receive a payment in settlement of such grants, in such amount and form determined by the Committee.

In general terms, a change of control under the 2005 Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 30% of the Company’s then outstanding voting securities;

•	if the Company merges into another entity unless the holders of the Company’s voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	if the Company sells or disposes of all or substantially all of its assets;

•	if the Company is liquidated or dissolved; or

•	during any consecutive two year period, if new directors are elected to the Company’s Board of Directors and such directors constitute a majority of the Company’s Board of Directors and whose election by the Board or nomination for election by the stockholders was not approved by at least two-thirds of the directors then in office who either were directors at the beginning of the two year period or whose election or nomination was previously approved by a vote of at least two-thirds of the directors (excluding any period prior to 90 days following the consummation of a Public Offering).

Rights of First Refusal and Repurchase. Prior to the effectiveness of a Public Offering, the Company has certain rights of first refusal and repurchase with respect to shares issued under the 2005 Plan.

Deferrals. The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of the Company’s common stock that would otherwise be due to the participant in connection with a grant under the 2005 Plan. The Committee will establish the rules and procedures applicable to any such deferrals.

Amendment and Termination. The Company’s Board of Directors may amend or terminate the 2005 Plan at any time; provided that the Company’s stockholders must approve any amendment if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. The Company’s Board of Directors cannot amend a previously granted stock option to reprice, replace or regrant it through cancellation or by lowering the option exercise price, unless the Company’s stockholders provide prior approval. Unless terminated sooner by the Company’s Board of Directors or extended with stockholder approval, the 2005 Plan will terminate on October 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Dated: October 13, 2005	By:	/s/ Michael T. Kennedy
Michael T. Kennedy
Chairman of the Board and Chief Executive Officer